UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 6, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-33409 (Commission File Number)	20-0836269 (I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800 Dallas, Texas (Address of Principal Executive Offices)	75231-4388 (Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On June 6, 2007, MetroPCS Communications, Inc.’s (the “Company”) indirectly wholly-owned subsidiary, MetroPCS Wireless, Inc. (“Wireless”), entered into a Registration Rights Agreement (“Registration Rights Agreement”) with Bear, Stearns & Co. Inc. (the “Initial Purchaser”) and the Guarantors (as defined in the Registration Rights Agreement) in connection with the consummation of the sale of 9 1/4% Senior Notes due 2014 in an aggregate principal amount of $400 million (the “Additional Notes”) in a private offering. All capitalized terms not defined in this Current Report on Form 8-K have the meanings given them in the Registration Rights Agreement.
     On May 15, 2007, Wireless filed a Registration Statement on Form S-4 (the “Existing Exchange Offer Registration Statement”) offering to exchange the $1.0 billion principal amount of 9 1/4% Senior Notes due 2014, which it issued on November 3, 2006 (the “Existing Notes”), for registered exchange notes. Under the terms of the Registration Rights Agreement, Wireless agreed to amend the Existing Exchange Offer Registration Statement within 120 days of the date of the Registration Rights Agreement to include the Additional Notes. Wireless also agreed to use commercially reasonable efforts to have such registration statement declared effective on or prior to November 12, 2007 and to commence and consummate the Exchange Offer. Alternatively, if Wireless is unable to consummate the Exchange Offer or if holders of the Additional Notes cannot participate in the Exchange Offer for certain specified reasons, then Wireless and the Guarantors must use commercially reasonable efforts to file a Shelf Registration Statement within the times specified in the Registration Rights Agreement to facilitate resale of the Additional Notes.
     Should Wireless fail to file the amendment to the Existing Exchange Offer Registration Statement, have such registration statement declared effective, consummate the Exchange Offer or, in the alternative, have the Shelf Registration Statement declared effective, Wireless will be required to pay certain liquidated damages as provided in the Registration Rights Agreement.
     All registration expenses will be paid by Wireless and the Guarantors.
     Under the terms of the Registration Rights Agreement, Wireless and the Guarantors have agreed to indemnify certain holders of the Additional Notes against certain liabilities.
     This description of the Registration Rights Agreement is a summary only and is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 8.01.	Other Events.
     On June 6, 2007, Wireless consummated the sale of the Additional Notes to the Initial Purchaser at a price equal to 105.875% of the principal amount of such Additional Notes, pursuant to the Purchase Agreement dated May 31, 2007 among Wireless, the Initial Purchaser and the Guarantors (the “Purchase Agreement”). The sale resulted in net proceeds of approximately $421.1 million, which Wireless intends to use for general corporate purposes, which could include financing participation in and acquisition of additional spectrum in the

Federal Communications Commission’s upcoming 700 MHz auction. The Purchase Agreement was described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 6, 2007, which description and exhibit are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Registration Rights Agreement, dated as of June 6, 2007, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and Bear, Stearns & Co. Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: June 11, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and Chief Financial Officer

Index to Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Registration Rights Agreement, dated as of June 6, 2007, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and Bear, Stearns & Co. Inc.